UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2009

BRIGGS & STRATTON CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-1370	39-0182330
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12301 West Wirth Street, Wauwatosa, Wisconsin 53222
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (414) 259-5333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2009, Briggs & Stratton Corporation announced that John S. Shiely plans to retire as Chief Executive Officer effective December 31, 2009. It is expected that the Board of Directors will appoint Todd J. Teske, currently President and Chief Operating Officer, as President and Chief Executive Officer effective January 1, 2010.

Provided Mr. Shiely is re-elected as a director at the 2009 annual meeting of shareholders currently scheduled for October 21, 2009, Mr. Shiely intends to continue to serve as a director and Chairman of the Board until the 2010 annual meeting of shareholders. It is also expected that the Board of Directors will elect Mr. Teske as a director prior to Mr. Shiely’s retirement.

Mr. Teske, age 44, has served as President and Chief Operating Officer since September 1, 2008. Mr. Teske is also President of Briggs & Stratton Power Products Group, LLC. He previously served as Executive Vice President and Chief Operating Officer since September 2005, and as Senior Vice President and President – Briggs & Stratton Power Products Group, LLC from September 2003 until August 2005. Information as to Mr. Teske’s and Mr. Shiely’s historical compensation and the terms of their employment with the Company is included under the captions “Compensation Discussion and Analysis,” “Compensation Tables” and “Agreements with Executives” in the proxy statement dated September 10, 2008 related to the Company’s 2008 annual meeting of shareholders. The Company expects to enter into a retirement agreement with Mr. Shiely in connection with his retirement.

A copy of the press release announcing the planned retirement of Mr. Shiely as Chief Executive Officer and related matters is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated July 30, 2009

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGGS & STRATTON CORPORATION
(Registrant)

Date: July 30, 2009	By:	/s/ James E. Brenn
James E. Brenn
Senior Vice President and Chief Financial Officer Duly Authorized Officer

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 30, 2009